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                                                                    Exhibit 23.4

                 (GRANDALL LEGAL GROUP (SHANGHAI) LETTER HEAD)

                                                               November 26, 2007

Solarfun Power Holdings Co., Ltd.
666 Linyang Road,
Qidong City, Jiangsu Province,
People's Republic of China



Dear Sir or Madam:


We hereby consent to the disclosure provided in the Sections "PRC government regulations", "Enforceability of civil liabilities" and "Legal matters" of Prospectus included in the registration statement on Form F-1 filed by Solarfun Power Holdings Co., Ltd. with the United States Securities Exchange Commission on November 26, 2007.



                                             Sincerely yours,

                                             /s/ Grandall Legal Group (Shanghai)
                                             -----------------------------------
                                             Grandall Legal Group (Shanghai)